Exhibit 5
[LETTERHEAD OF GREENBERG TRAURIG, LLP]
February 9, 2006
InPlay Technologies, Inc.
234 S. Extension
Mesa, Arizona 85210

Re:	Registration of 1,781,819 shares of common stock, par value $0.001 per share, of InPlay Technologies, Inc., pursuant to a Registration Statement on Form SB-2
Ladies and Gentlemen:
     We have acted as legal counsel to InPlay Technologies, Inc., a Nevada corporation (the “Company”), in connection with Registration Statement on Form SB-2 described herein (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 10, 2006 under the Securities Act of 1933, as amended. The Registration Statement relates to the resale of the following shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”): (a) 1,272,728 shares (the “Shares”) issued in connection with a private placement of the Company during December 2005 (the “December 2005 Offering”); (b) 381,818 shares of the Company’s Common Stock issuable upon exercise of warrants (the “Investor Warrants”) issued to the investors in the December 2005 Offering; and (c) 127,273 shares of the Company’s common stock issuable upon exercise of warrants granted to the placement agent in connection with the December 2005 Offering (the “Agent Warrants”). The shares issuable upon exercise of the Investor Warrants are referred to herein as the “Investor Warrant Shares” and the shares issuable upon exercise of the Agent Warrants are referred to herein as the “Agent Warrant Shares.” The Shares may be, and upon issuance, the Investor Warrant Shares and Agent Warrant Shares may be, sold from time to time by the Company’s stockholders listed in the Registration Statement (the “Selling Stockholders”).
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:
     (a) The Securities Purchase Agreement, dated December 27, 2005, among the Company and the investor parties thereto;
     (b) The Registration Rights Agreement, dated December 27, 2005, among the Company and the investor parties thereto;
     (c) The Investor Warrants;
     (d) The Agent Warrants;
     (e) The Amended and Restated Articles of Incorporation of the Company, as filed in the Secretary of State of the state of Nevada on or about September 21, 1998, as amended by (1) that certain Certificate of Amendment filed with the Secretary of State of the state of Nevada on or about August 19, 1999; and (2) that certain Certificate of Amendment filed with the Secretary of State of the state of Nevada on or about May 25, 2005;
     (f) The Amended and Restated Bylaws of the Company, as adopted effective June 29, 1998, as amended to date;

     (g) Unanimous written consents of the Board of Directors of the Company dated as of December 15, 2005 and December 22, 2005;
     We have also examined such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.
     Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that as of the date hereof, (a) the Shares, the Investor Warrant Shares, and the Agent Warrant Shares have been duly authorized; (b) the Shares have been validly issued, and are fully paid and nonassessable; and (c) the Investor Warrant Shares and the Agent Warrant Shares, when issued upon exercise in accordance with the respective warrant agreements, will be validly issued, fully paid, and nonassessable.
     For purposes of our opinion, we have assumed the payment by the Selling Stockholders of the full amount of the exercise price due from them to the Company upon exercise of the warrants. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the states of Nevada and Arizona.
     We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the states of Nevada and Arizona. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
     This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon, by any other person, firm, or corporation for any purpose, without our prior written consent.
     We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 for this same offering, the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig LLP